Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-283227, No. 333-283230) of Talen Energy Corporation of our report dated February 27, 2025 relating to the financial statements, financial statement schedules of Talen Energy Corporation, LLC (Successor), which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 27, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-283227, No. 333-283230) of Talen Energy Corporation of our report dated March 14, 2024 relating to the financial statements of Talen Energy Supply, LLC (Predecessor), which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 27, 2025
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